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                                                                    EXHIBIT 23.1

                                [PWC LETTERHEAD]

The Board of Directors
Hub International Limited
55 East Jackson Blvd.
Chicago, IL 60604
U.S.A.

November 5, 2003

Dear Sirs:


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 28, 2003 relating to the financial statements which appears in HUB International Limited's Annual Report on Form 10-K for the year ended December 31, 2002.

Yours truly,

/s/ PricewaterhouseCoopers LLP